UNITED STATES
SECURITIES AND

EXCHANGE COMMISSION
Washington, D.C. 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 8, 2022
CROSSFIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)
Kansas
001-39028
26-3212879
(State or other jurisdiction of
incorporation or organization)
(Commission File Number) (I.R.S. Employer Identification No.)
11440 Tomahawk Creek Parkway
Leawood
Kansas
(Address of Principal Executive Offices)
66211
(Zip Code)
(
214
)
442-5898

Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Trading Symbol(s) Name of each exchange on which registered
Common Stock, par value $0.01 per share
CFB
The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for
complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.
Departure

of

Directors

or

Certain

Officers;

Election

of

Directors;

Appointment

of

Certain

Officers;
Compensatory Arrangements of Certain Officers
On June 8, 2022, CrossFirst Bankshares, Inc. (the “Company”), the bank holding company for CrossFirst Bank (the “Bank”),
announced the promotion of W. Randall Rapp, the Bank's current Chief Risk and Credit Officer,

to the position of President of the Bank, to
be effective July 1, 2022.

In his new role, Mr. Rapp will have overarching responsibility for production,

credit, operations, risk and
technology of the Bank, and he will report to the Chief Executive Officer of the Bank and the Company.

In connection with his
promotion, Mr. Rapp will relinquish the position of Chief Risk and Credit Officer of the Bank.

With this promotion, the roles of President
and Chief Executive Officer of the Bank, currently held by Michael J. Maddox,

will be split, and Mr. Maddox with continue as the Chief
Executive Officer of the Bank and President and Chief Executive Officer

of the Company.

Mr. Rapp, 57, has served as the Chief Risk and Credit Officer for the Bank since April 2021, and prior to that served as Chief
Credit Officer of the Bank since April 2019.

Prior to joining the Bank, Mr. Rapp held various positions at Texas Capital Bank, N.A. from
March 2000 until March 2019, including serving as Executive Vice President and Chief

Credit Officer from May 2015 until March 2019,
and as a Senior Credit Officer from 2013 until May 2015. He has more than three decades of commercial banking experience, most of which has been spent in credit management for private and public banks in the Dallas/Fort Worth metroplex.
There is no arrangement or understanding between Mr. Rapp and any other persons pursuant to which he was appointed as the
Company's President, and there is no family relationship between Mr. Rapp and any directors or executive officers of the Company. Mr.
Rapp has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his promotion, effective June 1, 2022, Mr. Rapp’s annual base salary was increased to $410,000, and his
incentive award opportunity under the Company's Annual Incentive Plan was increased from 40% of his base salary to 50% of his base
salary, with a maximum stretch opportunity up to 75% of base salary, for the 2022 plan year and beyond. Mr. Rapp also received a $10,000
cash promotion bonus.

In addition, on July 1, 2022, Mr. Rapp will receive equity awards under the Company's

Long Term Incentive Plan
consisting of (i) 5,000 time-based restricted stock units that vest ratably in annual increments over three years and (ii) 5,000 stock
appreciation rights that vest ratably in annual increments over seven years with a grant date fair value based on the date of the award.

For
awards granted under the Company's Long Term Incentive Plan after 2022, Mr. Rapp's long term incentive opportunity will remain at 40%
of his base salary.

The foregoing compensation arrangements will be reflected in an amendment and restatement of Mr. Rapp's previously
disclosed existing employment agreement with the Company.

Except for the foregoing changes and changes to reflect Mr. Rapp's new title, the other materials terms of Mr. Rapp's existing employment agreement will remain unchanged.

The foregoing summary of the terms of Mr. Rapp’s amended and restated employment agreement is not complete and is qualified
in its entirety by the full text of the amended and restated employment agreement that the Company and Mr. Rapp will enter into, a copy of
which will be filed by the Company in a subsequent periodic report with the Securities and

Exchange Commission.
Item 7.01. Regulation FD Disclosure.
The full text of the press release announcing Mr. Rapp’s appointment is attached as Exhibit 99.1 to this Current Report on Form
8-K and incorporated by reference int of this Item 7.01.

The information set forth in this Item 7.01, including Exhibit 99.1, is being
“furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities

Exchange Act of 1934, as amended (the
“Exchange Act”), or incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1
Press Release Issued June 8, 2022
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant

to

the requirements

of

the Securities

and

Exchange Act

of 1934,

the Registrant

has

duly

caused

this report

to be

signed

on its
behalf by the undersigned hereunto duly authorized.
Date: June 8, 2022 CROSSFIRST BANKSHARES, INC.
By: /s/ Benjamin R. Clouse
Benjamin R. Clouse
Chief Financial Officer